SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                ______________________


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  April 17, 1998
                                                          ---------------


                                    GIANT GROUP, LTD.
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                (Exact name or registrant as specified in its charter)



                 Delaware                    1-4323               23-0622690
        -------------------------------    --------------    ------------------
        (State or other jurisdiction of    (Commission       (IRS Employer
         incorporation or organization)    File Number)      Identification No.)


             9000 Sunset Boulevard, Los Angeles, California        90069
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               (Address of principal executive offices)          (Zip Code)



        Registrant's telephone number, including area code:  (310) 273-5678
                                                             --------------


                                        N/A
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              (Former name or former address, if changed since last report.)

           Item 2.   Acquisition or Disposition of Assets.
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                     On April 17, 1998, GIANT MARINE GROUP, LTD., ("GIANT

           MARINE"), a wholly-owned subsidiary of GIANT GROUP, LTD., (the

           "Registrant"), sold one of its two luxury yachts for a gross sales price of $14.5 million, less selling costs, to an

           unrelated purchaser.  In addition, GIANT MARINE will seek

           refunds from the U.S. Customs Services for amounts previously deposited with such agency and will be entitled to charter fees through closing and a specified two week period thereafter.

                     The Registrant had previously stated that it had

           ended its Co-Ownership Program for the two yachts and was

           marketing them for sale.  The Registrant is marketing the

           remaining yacht for sale, and will continue to charter it

           pending a sale.



           Item 7.   Financial Statements and Exhibits.
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           (b)  Pro Forma Financial Information

                The unaudited pro forma effect of the yacht sale on the

           Registrant's Consolidated Balance Sheet as of December 31, 1997

           would be a decrease to assets held for sale and an increase to cash and marketable securities for an equal dollar amount as the Registrant recognized no gain or loss on the yacht sale.



           (c)  Exhibits

                None.




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



                                      SIGNATURES

                     Pursuant to the requirements of the Securities

           Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly

           authorized.


                                              GIANT GROUP, LTD.


           Dated:  April 24, 1998         By: /s/ William H. Pennington
                                             -----------------------------
                                                William H. Pennington,
                                                Vice President




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